Exhibit 10.1

March 14, 2014

Mr. Gregory Roberts
President and CEO
Spectrum Group International, Inc.
1063 McGaw
Irvine, California 92614

Dear Greg:

Please accept this letter as my resignation from the board of directors of Spectrum Group International, Inc. (the “Company”), effective upon the spinoff from the Company of its subsidiary A-Mark Precious Metals, Inc. (“A-Mark”) and my appointment as director of A-Mark.

My resignation is not a result of a disagreement with the Company.

Sincerely,

/s/ Jeffrey D. Benjamin